Exhibit 5.1

December 20, 2004

Plains Exploration & Production Company

700 Milam, Suite 3100

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel to Plains Exploration & Production Company, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to $500,000,000 aggregate amount of (i) unsecured senior debt securities (the “Senior Debt Securities”) and unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) of the Company, (ii) guarantees by the Subsidiary Guarantors listed in the Registration Statement of the Debt Securities (the “Guarantees”), (iii) common stock, par value $0.01 per share, of the Company (the “Common Stock”), (iv) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”) which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”), (v) warrants of the Company to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the “Warrants”), (vi) stock purchase contracts to purchase Common Stock, Preferred Stock or Depositary Shares (the “Purchase Contracts”), and (vii) stock purchase units, each representing ownership of Purchase Contracts and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing a holder’s obligation to purchase the securities under the Purchase Contracts (the “Stock Purchase Units” and, together with the Debt Securities, Guarantees, Common Stock, Preferred Stock, Depositary Shares, Warrants and Purchase Contracts, the “Securities”), each on terms to be determined at the time of each offering. The Senior Debt Securities are to be issued pursuant to an indenture (the “Senior Indenture”) between the Company and a trustee to be named therein. The Subordinated Debt Securities are to be issued pursuant to an indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) between the Company and a trustee to be named therein.

We have examined originals or certified copies of (i) a form of the Senior Indenture, filed as Exhibit 4.8 to the Registration Statement, to be entered into by the Company and a trustee to

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be named therein, (ii) a form of the Subordinated Indenture, filed as Exhibit 4.9 to the Registration Statement, to be entered into by the Company and trustee to be named therein and (iii) such corporate records of the Company and the Subsidiary Guarantors and other certificates and documents of officials of the Company, the Subsidiary Guarantors, public officials and others as we have deemed appropriate for the purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.	With respect to the Debt Securities and the Guarantees, when (i) the Company and the Subsidiary Guarantors have taken all necessary action to approve the issuance of such Debt Securities and Guarantees, the terms of the offering thereof and related matters, (ii) the Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture, (iii) the Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable definitive underwriting or similar agreement approved by the Company upon payment (or delivery) of the consideration therefor provided for therein, (iv) the Supplemental Indenture has been duly executed and delivered, and (v) applicable provisions of the “blue sky” laws have been complied with,

(a)	the Debt Securities (including any Debt Securities duly issued (a) upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities, (b) upon the exercise of any Warrants exercisable for Debt Securities or (c) as part of Stock Purchase Units) will have been duly authorized by all necessary corporate action on the part of the Company, and will be valid and binding obligations of the Company and will be entitled to the benefits of the applicable Indenture; and

(b)	the Guarantees will have been duly authorized by all necessary corporate action on the part of the Subsidiary Guarantors, and will be valid and binding obligations of each Subsidiary Guarantor.

2.

With respect to the Common Stock, when (i) the Company has taken all necessary action to approve the issuance of such Common Stock, the terms of the offering thereof and related matters, and (ii) such Common Stock has been issued and delivered in accordance with the terms of the applicable definitive underwriting or similar agreement approved by

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the Company upon payment (or delivery) of the consideration therefor (not less than the par value of the Common Stock) provided for therein, such Common Stock (including any shares of Common Stock issued (a) upon exercise of any Warrants for Common Stock, (b) upon conversion of any Debt Securities that are convertible or exchangeable for Common Stock, (c) pursuant to Purchase Contracts, or (d) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock) will have been duly authorized, validly issued, fully paid and non-assessable.

3.	With respect to shares of any series of Preferred Stock and Depositary Shares (if applicable), when (i) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights thereof, (ii) the proper officers of the Company have duly executed and caused to be filed with the Delaware Secretary of State, prior to the issuance of such shares of Preferred Stock and Depositary Shares (if applicable), a certificate of designations setting forth the resolution of the Board establishing the relative rights and distinguishing characteristics for such series of Preferred Stock and Depositary Shares (if applicable), and (iii) certificates representing the shares of such series of Preferred Stock and Depositary Shares (if applicable) have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock and Depositary Shares) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the shares of such series of Preferred Stock and Depositary Shares (if applicable) will be duly authorized, validly issued, fully paid and non-assessable.

4.

With respect to the Warrants, when (i) a Warrant Agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner

December 20, 2004

contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

5.	With respect to the Purchase Contracts, when (i) a Purchase Contract Agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) has been duly authorized, executed and delivered, (ii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

6.	With respect to the Stock Purchase Units, when (i) a Purchase Contract Agreement relating to the Purchase Contracts comprising a part of the Stock Purchase Units has been duly authorized, executed and delivered, (ii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iii) the terms of the collateral arrangements relating to such Stock Purchase Units have been duly established and the agreement(s) relating thereto have been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (iv) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

December 20, 2004

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) a definitive underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (v) at the time of the issuance of the Securities (a) each of the Company and the Subsidiary Guarantors validly exists and is duly qualified and in good standing under the laws of its respective jurisdiction of incorporation, (b) each of the Company and the Subsidiary Guarantors has the necessary corporate power and due authorization, as applicable, and (c) the organizational or charter documents of each of the Company and the Subsidiary Guarantors are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof.

B.	We express no opinion as to any laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States, (ii) the Laws of the State of California, (iii) the General Corporation Law of the State of Delaware, (iv) the Laws of the State of Texas and (iv) the Laws of the State of New York.

C.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; and (iv) the power of the courts to award damages in lieu of equitable remedies.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required

December 20, 2004

under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/S/ AKIN GUMP STRAUSS HAUER & FELD LLP
AKIN GUMP STRAUSS HAUER & FELD LLP